Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 Nos. (333-268207; 333-236215; 333-197203; 333-224483 and 333-166891) of Premier Financial Corp. of our report dated February 28, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Premier Financial Corp. for the year ended December 31, 2023.

/s/ Crowe LLP
Crowe LLP

Cleveland, Ohio

February 28, 2024